UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2021 (July 5, 2021)

CF ACQUISITION CORP. V
(Exact name of registrant as specified in its charter)

Delaware	001-39953	85-1030340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 East 59th Street, New York, NY 10022
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 938-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	CFFVU	The Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	CFV	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CFFVW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On July 5, 2021, CF Acquisition Corp. V, a Delaware corporation (“CF V”), entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among (i) Satellogic Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of the Company (“PubCo”), (ii) Ganymede Merger Sub 1 Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), (iii) Ganymede Merger Sub 2 Inc., a Delaware corporation and a direct wholly owned subsidiary of PubCo (“Merger Sub 2” and, together with PubCo and Merger Sub 1, each, individually, an “Acquisition Entity” and, collectively, the “Acquisition Entities” ), and (iv) Nettar Group Inc. (d/b/a Satellogic), a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Company”).

Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Merger Agreement.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) Merger Sub 1 will merge with and into the Company (the “Initial Merger”) whereby the separate existence of Merger Sub 1 will cease and the Company will be the surviving corporation of the Initial Merger and become a wholly owned subsidiary of PubCo, and (ii) following confirmation of the effective filing of the Initial Merger, Merger Sub 2 will merge with and into CF V (the “SPAC Merger” and together with the Initial Merger, the “Mergers”), the separate existence of Merger Sub 2 will cease and CF V will be the surviving corporation of the SPAC Merger and a direct wholly owned subsidiary of PubCo.

As a result of the Mergers, among other things, (i) all outstanding Company shares will be cancelled in exchange for the right to receive such number of PubCo Class B Ordinary Shares (in the case of the Company’s Chief Executive Officer) or PubCo Class A Ordinary Shares (in all other cases) that is equal to the Company Exchange Ratio, (ii) all outstanding options to purchase Company Ordinary Shares will be assumed by PubCo and converted into options to purchase PubCo Class A Ordinary Shares, (iii) the outstanding warrant to purchase Company shares will be assumed by PubCo and converted into a warrant to purchase PubCo Class A Ordinary Shares, (iv) each outstanding SPAC Unit will be automatically detached and the holder thereof will be deemed to hold one share of SPAC Class A Common Stock and one-third of one SPAC Warrant, (v) each outstanding share of SPAC Class B Common Stock will automatically convert into SPAC Class A Common Stock, (vi) each outstanding share of SPAC Class A Common Stock will be cancelled in exchange for the right to receive such number of PubCo Class A Ordinary Shares that is equal to the SPAC Exchange Ratio, and (vii) each outstanding SPAC Warrant will be assumed by PubCo and converted into a warrant to purchase PubCo Class A Ordinary Shares (each, an “Assumed SPAC Warrant”).

Forfeiture of Sponsor and Company Shareholder Escrowed Shares; Earnout

At Closing, an amount of PubCo Ordinary Shares equal to 25% of the Aggregate Base Shares (as defined below) of which 5.7% will be Founder Shares of CFAC Holdings V, LLC, a Delaware limited liability company (the “Sponsor”), and 94.3% will be Merger Consideration Shares receivable by the Company Shareholders (other than holders of Series X Preference Shares), will be set aside in the Sponsor Escrow Account and Company Shareholder Escrow Accounts, respectively (the Company Shareholder Escrow Accounts together with the Sponsor Escrow Account, the “Forfeiture Escrow Accounts”, and the shares in the Forfeiture Escrow Accounts, the “Forfeiture Escrow Shares”). The Forfeiture Escrow Shares will be held in escrow for the duration of the Adjustment Period.

At the end of the Adjustment Period, (i) if the Adjustment Period VWAP is less than $10.00 per PubCo Class A Ordinary Share (such event, a “Forfeiture Event”), an aggregate number of Forfeiture Escrow Shares, calculated as described below, will be forfeited by the Sponsor and the Company Shareholders in accordance with the applicable Forfeiture Ratios and cancelled, or (ii) if the Adjustment Period VWAP is equal to or more than $10.00 per PubCo Class A Ordinary Share, then the entire contents of their respective Forfeiture Escrow Accounts will be promptly released by the Escrow Agent to the Sponsor and Company Shareholders.

If a Forfeiture Event occurs, the number of Forfeiture Escrow Shares forfeited and cancelled (the “Aggregate Forfeiture Shares”) will be calculated by multiplying (i) the Aggregate Base Shares by (ii) a fraction, (A) the numerator of which is the remainder of $10.00 minus the Adjustment Period VWAP, and (B) the denominator of which is the Adjustment Period VWAP, provided that in the event the Adjustment Period VWAP is less than $8.00, the Adjustment Period VWAP for purposes of this calculation shall be deemed to be $8.00 (i.e., in no event shall the Aggregate Forfeiture Shares exceed 25% of the Aggregate Base Shares).

After the Adjustment Period, to the extent that a Forfeiture Event has occurred, the Sponsor and the Company Shareholders will have the right to receive an aggregate number of PubCo Class A Ordinary Shares equal to the Aggregate Forfeiture Shares that have been forfeited in accordance with the applicable Forfeiture Ratios if the closing price of the PubCo Class A Ordinary Shares is at or above $15.00 for ten (10) trading days (which need not be consecutive) over a twenty (20) trading day period at any time during the five year period after the Closing Date.

For purposes hereof:

“Aggregate Base Shares” means the aggregate amount of PubCo Class A Ordinary Shares to be issued to (i) the PIPE Investors pursuant to the PIPE Subscription Agreements (as defined below), (ii) Sponsor pursuant to the Amended and Restated Forward Purchase Contract and (iii) the holders of Company Series X Preference Shares in respect thereof in accordance with the terms of the Merger Agreement.

“Adjustment Period” means the 30-calendar day period ending on (and including) the Effectiveness Date.

“Adjustment Period VWAP” means the volume weighted average price of a PubCo Class A Ordinary Share, as reported on the stock exchange on which the PubCo Class A Ordinary Shares are listed for trading (Nasdaq or NYSE), determined for the trading days that occur during the Adjustment Period (as reported on Bloomberg).

“Effectiveness Date” means the date on which the registration statement registering the resale of the PubCo Ordinary Shares issued pursuant to the PIPE Subscription Agreements is declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties of the parties, which will not survive the Closing. Many of the representations and warranties are qualified by materiality or Company Material Adverse Effect (with respect to the Company) or SPAC Material Adverse Effect (with respect to CF V). “Material Adverse Effect” as used in the Merger Agreement means with respect to the Company or CF V, as applicable, any event, state of facts, development, change, circumstance, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of the applicable party and its subsidiaries, taken as a whole or (ii) the ability of such party or any of its subsidiaries to consummate the Transactions, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement.

The Merger Agreement also contains pre-closing covenants of the parties, including obligations of the parties to operate their respective businesses in the ordinary course consistent with past practice, and to refrain from taking certain specified actions without the prior written consent of the other applicable parties, in each case, subject to certain exceptions and qualifications. Additionally, the parties have agreed not to solicit, negotiate or enter into competing transactions, as further provided in the Merger Agreement. The covenants do not survive the Closing (other than those that are to be performed after the Closing).

CF V and the Company agreed, as promptly as practicable after the execution of the Merger Agreement, to prepare, and CF V and PubCo have agreed to file with the SEC, a registration statement on Form F-4 (as amended, the “F-4 Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the PubCo Class A Ordinary Shares and Assumed SPAC Warrants to be issued pursuant to the Merger Agreement, and containing a proxy statement/prospectus for the purpose of CF V soliciting proxies from the stockholders of CF V to approve the Merger Agreement, the Transactions and related matters (the “CF V Stockholder Approval”) at a special meeting of CF V stockholders (the “Stockholder Meeting”) and providing such stockholders an opportunity, in accordance with CF V’s organizational documents and initial public offering prospectus, to have their shares of SPAC Class A Common Stock redeemed (the “Redemptions”).

PubCo agreed to take all action within its power so that effective at the Closing, the entire board of directors of PubCo will consist of no less than three (3) individuals, a majority of whom shall be independent directors in accordance with applicable stock exchange requirements, and which shall comply with all diversity requirements under applicable Law.

In addition, at or before the Closing, pursuant to an adoption by a shareholder resolution, PubCo agreed to amend and restate its Memorandum of Association and Articles of Association (the “PubCo Governing Documents”). The PubCo Governing Documents will include customary provisions for a memorandum of association and articles of association of a British Virgin Islands publicly traded company that is traded on Nasdaq or NYSE. Pursuant to the PubCo Governing Documents, the PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares will be substantially the same, except that the PubCo Class B Ordinary Shares will be entitled to ten (10) votes per share.

Conditions to the Parties’ Obligations to Consummate the Mergers

Under the Merger Agreement, the obligations of the parties to consummate (or cause to be consummated) the Transactions are subject to a number of customary conditions for special purpose acquisition companies, including, among others, the following: (i) the approval of the Mergers and the other stockholder proposals required to approve the Transactions by CF V’s stockholders and the Company’s shareholders, (ii) all specified approvals or consents (including governmental and regulatory approvals) and all waiting or other periods have been obtained or have expired or been terminated, as applicable, (iii) the effectiveness of the F-4 Registration Statement, (iv) PubCo’s initial listing application with Nasdaq or NYSE shall have been conditionally approved and, immediately following the Closing, PubCo shall satisfy any applicable initial and continuing listing requirements of Nasdaq or NYSE and PubCo shall not have received any notice of non-compliance therewith, (v) the PubCo Class A Ordinary Shares having been approved for listing on Nasdaq or NYSE, subject to round lot holder requirements, and (vi) PubCo having a minimum of $5,000,001 of net tangible assets upon the Closing (after giving effect to any Redemptions, any PIPE Investment and the Forward Purchase Amount).

The obligations of CF V to consummate (or cause to be consummated) the Transactions are also subject to, among other things (i) the representations and warranties of the Company and of each Acquisition Entity being true and correct, subject to the materiality standards contained in the Merger Agreement, (ii) material compliance by the Company and each Acquisition Entity with its pre-closing covenants, and (iii) no Company Material Adverse Effect.

In addition, the obligations of the Company to consummate (and cause to be consummated) the Transactions are also subject to, among other things (i) the representations and warranties of CF V being true and correct, subject to the materiality standards contained in the Merger Agreement, (ii) material compliance by CF V with its pre-closing covenants, subject to the materiality standards contained in the Merger Agreement, (iii) no SPAC Material Adverse Effect, and (iv) the Available Cash being at least $225 million.

Termination Rights

The Merger Agreement contains certain termination rights, including, among others, the following: (i) upon the mutual written consent of CF V and the Company, (ii) if the consummation of the Transactions is prohibited by law, (iii) if the Closing has not occurred on or before February 28, 2022, (iv) in connection with a breach of a representation, warranty, covenant or other agreement by a party which is not capable of being cured within 30 days after receipt of such breach, subject to the materiality standards contained in the Merger Agreement, (v) by either CF V or the Company if the board of directors of the other party publicly changes its recommendation with respect to the Merger Agreement and Transactions and related stockholder or shareholder approvals under certain circumstances detailed in the Merger Agreement, (vi) by either CF V or the Company if the Stockholder Meeting is held and CF V Stockholder Approval is not received, (vii) by CF V if the requisite PCAOB-compliant unaudited financials of the Company for the first, second and third quarters of 2021 (with respect to the first and third quarters, to the extent required in accordance with the Merger Agreement) have not been delivered by July 14, 2021, October 12, 2021 and January 12, 2022, respectively, or (viii) by CF V if the Company does not receive the written consent of its shareholders to the Merger Agreement and related approvals within five business days after the F-4 Registration Statement has become effective.

None of the parties to the Merger Agreement are required to pay a termination fee or reimburse any other party for its expenses as a result of a termination of the Merger Agreement. However, each party will remain liable for willful and material breaches of the Merger Agreement prior to termination.

Trust Account Waiver

The Company and each Acquisition Entity agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in CF V’s trust account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and the foregoing description thereof is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement provides investors with information regarding its terms and is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement were made as of the execution date of the Merger Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual statements of fact about the parties.

PIPE Subscription Agreements

Contemporaneously with the execution of the Merger Agreement, CF V and PubCo entered into separate subscription agreements (the “PIPE Subscription Agreements”) with a number of subscribers (each a “Subscriber”), including the Sponsor, pursuant to which the Subscribers agreed to purchase, and PubCo agreed to issue and sell to the Subscribers, an aggregate of 6,966,770 PubCo Class A Ordinary Shares (as may be decreased by Non-Redeemed Shares as described below, the “Subscriber Committed Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of approximately $69.7 million (the “PIPE Investment”), with the Sponsor’s PIPE Subscription Agreement accounting for approximately $23.2 million of the PIPE Investment. Each eligible Subscriber (which excludes the Sponsor and its affiliates and shareholders of the Company) may, at its option, offset its commitment to purchase Subscriber Committed Shares against shares of SPAC Class A Common Stock that are held by such Subscriber as of five calendar days after the effectiveness of the F-4 Registration Statement, provided, among other things, such eligible Subscriber does not transfer such shares prior to the Closing Date, does not redeem such shares in connection with the business combination, and votes such shares in favor of each shareholder proposal to be contained in the F-4 Registration Statement (any such shares the Eligible Subscriber uses to offset its Subscriber Committed Shares, “Non-Redeemed Shares”).

Pursuant to the PIPE Subscription Agreements, if the Adjustment Period VWAP is less than $10.00 per PubCo Class A Ordinary Share, each Subscriber will be entitled to receive, for no additional consideration, a number of additional PubCo Class A Ordinary Shares (the “Additional Shares”) equal to the product of (x) such Subscriber’s Subscriber Committed Shares (as decreased by any Non-Redeemed Shares) plus any Non-Redeemed Shares the Subscriber holds through the Effectiveness Date (as defined above), multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (provided that if the Adjustment Period VWAP is less than $8.00, it will be deemed to be $8.00 for purposes of the calculation).

In addition, Subscribers that elect to subject any PubCo Class A Ordinary Shares they purchase pursuant to their PIPE Subscription Agreement to a lockup commencing on the Closing and expiring on the second anniversary thereof will receive, on Closing, a number of non-redeemable warrants (the “PIPE Warrants”) to acquire PubCo Class A Ordinary Shares at a purchase price of $20.00 per share equal to the number of Subscriber Committed Shares that they elect to subject to such lock-up.

The closing of the sale of the Subscriber Committed Shares and the issuance of the PIPE Warrants, if any, pursuant to the PIPE Subscription Agreements is contingent upon, among other customary closing conditions, the substantially concurrent Closing. The Additional Shares, if any, will be issued three business days following the Effectiveness Date (as defined above). The purpose of the PIPE Investment is to raise additional capital for use by Satellogic following the Closing.

Pursuant to the PIPE Subscription Agreements, PubCo agreed that, within 30 calendar days after the Closing, PubCo will file with the SEC (at its sole cost and expense) a registration statement (the “F-1 Registration Statement”) registering the resale of the Subscriber Committed Shares, together with any Additional Shares that may be issued as described above, and PubCo shall use its reasonable best efforts to have the F-1 Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies PubCo that it will “review” the F-1 Registration Statement) following the Closing and (ii) the second business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the F-1 Registration Statement will not be “reviewed” or will not be subject to further review.

A form of the PIPE Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the PIPE Subscription Agreement.

Shareholder Support Agreement

Contemporaneously with the execution of the Merger Agreement, CF V, PubCo, the Company and certain Company shareholders and convertible note holders entered into a Shareholder Support Agreement, pursuant to which, among other things, (a) certain Company shareholders agreed (i) not to transfer their Company shares, and to vote their Company shares in favor of the Merger Agreement (including by execution of a written consent), the Mergers and the other Transactions, (ii) to consent to the termination of certain shareholder agreements with the Company (with certain exceptions), effective at Closing, and (iii) to release the Sponsor, CF V, the Company and its subsidiaries from pre-Closing claims, subject to customary exceptions, and (b) certain Company convertible note holders agreed not to redeem their convertible notes. The Company shareholders party to the Shareholder Support Agreement collectively have a sufficient number of votes to approve the Merger.

The Shareholder Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier of the Closing and termination of the Merger Agreement pursuant to its terms. Upon such termination of the Shareholder Support Agreement, all obligations of the parties under the Shareholder Support Agreement will terminate; provided, however, that such termination will not relieve any party thereto from liability arising in respect of any breach of the Shareholder Support Agreement prior to such termination.

The Shareholder Support Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Shareholder Support Agreement.

Sponsor Support Agreement

Contemporaneously with the execution of the Merger Agreement, CF V entered into a Sponsor Support Agreement with the Sponsor, PubCo and the Company, pursuant to which, among other things: (i) for the benefit of the Company, the Sponsor has agreed to comply with its obligations under the letter agreement, dated as of January 28, 2021 (the “Insider Letter”), by and among CF V, the Sponsor and certain officers and directors of CF V, not to transfer its shares of CF V capital stock, not to participate in the Redemption and to vote its shares of CF V capital stock in favor of the Merger Agreement and the Transactions (other than as permitted by the Sponsor Support Agreement), and CF V agreed to enforce such provisions, and CF V and the Sponsor provided the Company with certain consent rights with respect to transfers of CF V securities (and as of the Closing, PubCo securities) owned by the Sponsor and amendments, modifications or waivers under the Insider Letter, (ii) the Sponsor agreed to waive its anti-dilution rights with respect to its shares of SPAC Class B Common Stock under the CF V certificate of incorporation, (iii) the Sponsor agreed to be bound by the Forfeiture Escrowed Shares and earnout provisions under the Merger Agreement summarized above, (iv) the Sponsor agreed to release CF V, PubCo, the Company, the Company’s affiliates, the Acquisition Entities and their respective subsidiaries effective as of the Closing from all pre-Closing claims, subject to customary exceptions and (v) the Sponsor agreed to subject the Earn-Out Shares (as defined below) to certain vesting and forfeiture restrictions.

In addition, Sponsor subjected 1,869,000 (less 30% of any Aggregate Forfeiture Shares cancelled in accordance with the Merger Agreement) of the PubCo Class A Ordinary Shares it will receive upon conversion of its Class B Common Stock (the “Sponsor Earn-Out Shares”) to vesting and potential forfeiture (and related transfer restrictions) after the Closing based on a five year-post-Closing earnout, with (i) one-third of the Sponsor Earn-Out Shares being released if the closing price of PubCo Class A Ordinary Shares exceeds $12.50 for 10 out of any 20 trading days, (ii) one-third of the Sponsor Earn-Out Shares being released if the stock price of PubCo Class A Ordinary Shares exceeds $15.00 for 10 out of any 20 trading days and (iii) one-third of the Sponsor Earn-Out Shares being released if the stock price of PubCo Class A Ordinary Shares exceeds $20.00 for 10 out of any 20 trading days, in each case, subject to early release for release events including a PubCo sale, change of control, going private transaction or delisting after the Closing.

The Sponsor Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier to occur of Closing and termination of the Merger Agreement pursuant to its terms.

The Sponsor Support Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Sponsor Support Agreement.

Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, CF V and PubCo entered into separate Lock-Up Agreements (each a “Lock-Up Agreement”) with a number of Company shareholders, pursuant to which the securities of PubCo held by such shareholders will be locked-up and subject to transfer restrictions for a period of time following the Closing, as described below, subject to certain exceptions. The securities held by such stockholders will be locked-up until the earliest of: (i) the one (1) year anniversary of the date of the Closing, (ii) the date on which the closing price of the PubCo Ordinary Shares equals or exceeds $20.00 per share (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), for any 20 trading days within any 30-trading day period commencing at least 180 days after the date of the Lock-Up Agreement, (iii) with respect to 25% of the Restricted Securities owned by such Company shareholder, the date on which the closing price of the PubCo Ordinary Shares equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after the date hereof, and (iv) subsequent to the Closing, the date on which PubCo consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after the Closing which results in all of PubCo’s shareholders having the right to exchange their PubCo Ordinary Shares for cash, securities or other property.

A form of the Lock-Up Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Lock-Up Agreement.

Series X Preference Shareholder Agreement

Concurrently with the execution of the Merger Agreement, CF V, PubCo, the Company and certain Company shareholders (the “Series X Shareholders”) entered into the Series X Preference Shareholder Agreement (the “Series X Shareholder Agreement”), which shall be effective at the Closing. Pursuant to the terms of the Series X Shareholder Agreement, the Series X Shareholders agreed to waive any rights to redeem, and any obligation of the Company to redeem, any of their Company Series X Preference Shares and allow such shares to convert into PubCo Class A Ordinary Shares.

In addition, in the event the Adjustment Period VWAP is less than $10.00 per PubCo Class A Ordinary Share, each Series X Shareholder will be entitled to receive a number of additional PubCo Class A Ordinary Shares equal to the product of (x) the number of Series X Shares that such Series X Shareholder holds through the Effectiveness Date, multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP, and (B) the denominator of which is the Adjustment Period VWAP (such additional shares, the “Series X Additional Shares”); provided that in the event the Adjustment Period VWAP is less than $8.00, the Adjustment Period VWAP for purposes of this calculation shall be deemed to be $8.00 (i.e., in no event shall the number of Series X Additional Shares exceed 25% of the number of Series X Shares that such Series X Shareholder holds through the Effectiveness Date).

The foregoing description of the Series X Shareholder Agreement is subject to and qualified in its entirety by reference to the full text of the form of the Series X Shareholder Agreement, copies of which is attached as Exhibit 10.5 hereto.

Amended and Restated Forward Purchase Contract

Concurrently with the execution of the Merger Agreement, CF V, PubCo and Sponsor entered into an amendment and restatement (the “Amended and Restated Forward Purchase Contract”) of that certain forward purchase contract, dated January 28, 2021, by and between CF V and the Sponsor, pursuant to which, among other things, the Sponsor has agreed to purchase 1,250,000 PubCo Class A Ordinary Shares (the “Purchased Shares”) and 333,333 Assumed SPAC Warrants for an aggregate purchase price equal to $10,000,000 immediately prior to the Closing.

In addition, in the event the Adjustment Period VWAP is less than $10.00 per PubCo Class A Ordinary Share, the Sponsor will be entitled to receive, for no additional consideration, a number of additional PubCo Class A Ordinary Shares equal to the product of (x) up to 1,000,000 of the PubCo Class A Ordinary Shares that the Sponsor purchases pursuant to the Amended and Restated Forward Purchase Contract and holds through the Effectiveness Date, multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (such additional shares, the “FPC Additional Shares”); provided that if the Adjustment Period VWAP is less than $8.00, it will be deemed to be $8.00 for purposes of the calculation (i.e., in no event shall the number of FPC Additional Shares exceed 25% of the number of PubCo Class A Ordinary Shares that Sponsor would otherwise be entitled to receive under the Amended and Restated Forward Purchase Contract).

Pursuant to the Amended and Restated Forward Purchase Contract, PubCo agreed to register the resale of the PubCo Ordinary Shares and FPC Additional Shares issued to Sponsor thereunder pursuant to the F-1 Registration Statement.

In addition, (1) 250,000 of the Purchased Shares will be locked-up until the earlier to occur of (a) one year after the Closing or (b) the date following the Closing on which PubCo completes a liquidation, merger, share exchange or other similar transaction that results in all of PubCo’s shareholders having the right to exchange their PubCo Ordinary Shares for cash, securities or other property provided that the lock-up will be released on such Purchased Shares if and when the last reported sale price of PubCo Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing; and (2) 1,000,000 of the Purchased Shares and the PubCo Ordinary Shares issuable upon exercise of the Assumed SPAC Warrants will be locked-up until 30 days after the Closing except for transfers to certain permitted transferees (as such term defined in the prospectus for the IPO).

The foregoing description of the Amended and Restated Forward Purchase Contract is subject to and qualified in its entirety by reference to the full text of the form of the Amended and Restated Forward Purchase Contract, copies of which is attached as Exhibit 10.6 hereto.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure set forth above under the headings “PIPE Subscription Agreements” and “Amended and Restated Forward Purchase Contract” in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02. The PubCo Class A Ordinary Shares to be issued in connection with the PIPE Subscription Agreements and the securities to be issued in connection with the Amended and Restated Forward Purchase Contract are not to be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure

On July 6, 2021, CF V and the Company issued a joint press release announcing the execution of the Merger Agreement described in Item 1.01 above. The press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference. Notwithstanding the foregoing, information contained on the websites of CF V, the Company or any of their affiliates referenced in Exhibit 99.1 or linked therein or otherwise connected thereto does not constitute part of nor is it incorporated by reference into this Current Report on Form 8-K.

Attached as Exhibit 99.2 and incorporated into this Item 7.01 by reference herein is the investor presentation that will be used by CF V and the Company with respect to the transactions contemplated by the Merger Agreement.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of CF V under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any of the information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Important Information and Where to Find It

This Current Report on Form 8-K relates to a proposed transaction between CF V, PubCo and the Company. This Current Report on Form 8-K does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, CF V and PubCo intend to file relevant materials with the SEC, including a registration statement on Form F-4, which will include a proxy statement/prospectus. The proxy statement/prospectus will be sent to all CF V stockholders. CF V and PubCo also will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of CF V are urged to read the F-4 Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by CF V through the website maintained by the SEC at www.sec.gov or by directing a request to CF V to 110 East 59th Street, New York, NY 10022 or via email at CFV@cantor.com.

Participants in the Solicitation

CF V, PubCo and the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from CF V’s stockholders in connection with the proposed transaction. Information about CF V’s directors and executive officers and their ownership of CF V’s securities is set forth in CF V’s filings with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of CF V, PubCo or the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction between CF V, PubCo and the Company. Such forward-looking statements include, but are not limited to, statements regarding the closing of the transaction and CF V’s, the Company’s or their respective management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on CF V’s and the Company’s current expectations and beliefs concerning future developments and their potential effects on CF V, the Company, PubCo or any successor entity of the transaction and include statements concerning (i) the Company’s ability to scale its constellation, (ii) the Company’s ability to meet image quality expectations and continue to offer superior unit economics, (iii) the Company’s ability to become or remain an industry leader, (iv) the Company’s ability to address all commercial applications for satellite imagery or address a certain total addressable market, (v) expectations regarding cash on the balance sheet following closing and whether such cash will be sufficient to meet the Company’s business objectives and (vi) the expected timing of closing the transaction. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CF V, PubCo and the Company. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of CF V’s securities, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by CF V’s stockholders, the satisfaction of the minimum trust account amount following any redemptions by CF V’s public stockholders and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the inability to complete the PIPE Investment, (v) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (vi) risks that the transaction disrupts current plans and operations of the Company, (vii) changes in the competitive and highly regulated industries in which the Company operates, variations in operating performance across competitors and changes in laws and regulations affecting the Company’s business, (viii) the ability to implement business plans, forecasts and other expectations after the completion of the transaction, and identify and realize additional opportunities, (ix) the risk of downturns in the commercial launch services, satellite and spacecraft industry, (x) the outcome of any legal proceedings that may be instituted against the Company, PubCo or CF V related to the Merger Agreement or the transaction, (xi) volatility in the price of CF V’s or any successor entity’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company operates or plans to operate, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the combined capital structure, (xii) costs related to the transaction and the failure to realize anticipated benefits of the transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions, (xiii) the risk that the Company and its current and future collaborators are unable to successfully develop and commercialize the Company’s products or services, or experience significant delays in doing so, (xiv) the risk that the Company may never achieve or sustain profitability, (xv) the risk that the Company may need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all, (xvi) the risk that the post-combination company experiences difficulties in managing its growth and expanding operations, (xvii) the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations, (xviii) the risk of product liability or regulatory lawsuits or proceedings relating to the Company’s products and services, (xix) the risk that the Company is unable to secure or protect its intellectual property and (xx) the risk that the post-combination company’s securities will not be approved for listing on Nasdaq, NYSE or another stock exchange or if approved, maintain the listing. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of CF V’s Registration Statement on Form S-1, the registration statement on Form F-4 and proxy statement/prospectus discussed above and other documents filed or to be filed by CF V, PubCo and/or or any successor entity of the transaction from time to time with the SEC (including CF V’s quarterly filings). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and CF V, PubCo and the Company assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of CF V, PubCo or the Company give any assurance that any of CF V, PubCo or the Company will achieve its expectations.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of July 5, 2021, by and among CF V, PubCo, Merger Sub 1, Merger Sub 2 and the Company.
10.1	Form of PIPE Subscription Agreement.
10.2	Form of Shareholder Support Agreement.
10.3	Form of Sponsor Support Agreement.
10.4	Form of Lock-Up Agreement.
10.5	Form of Series X Preference Shareholder Agreement, dated as of July 5, 2021, by and among CF V, PubCo, the Company and the Series X Shareholders.
10.6	Amended and Restated Forward Purchase Contract, dated as of July 5, 2021, by and among CF V, PubCo and Sponsor.
99.1	Joint Press Release, dated July 6, 2020.
99.2	Form of Investor Presentation.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). CF V agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request; however, CF V may request confidential treatment of omitted items.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CF ACQUISITION CORP. V

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

Dated: July 6, 2021